UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

STANDARD PREMIUM FINANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56243	81-2624094
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13590 SW 134th Avenue, Suite 214, Miami, FL 33186

(Address of Principal Executive Office) (Zip Code)

305-232-2752

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements or Certain Officers.

On March 31, 2025, Standard Premium Finance Holdings, Inc. (the “Company”) amended and restated the employment agreements of William Koppelmann, its President and Chief Executive Officer, and Brian Krogol, its Chief Financial Officer. The new employment agreements with Mr. Koppelmann and Mr. Krogol have a term of five (5) years. The agreements reported herein have been approved by the Compensation Committee of the Board of Directors and the Board of Directors.

William Koppelmann

The Amended and Restated Employment Agreement provides for the following compensation:

(a) Base salary at the rate of $275,000 per year.

(b) An annual bonus pursuant to a Performance Based Cash Award Agreement with a target annual bonus of 100% of base salary based on the size of the Company’s credit facility (up to 20% of the target annual bonus), the interest rate on the credit facility (up to 10% of the target bonus), the improvement of the Company’s annual diluted earnings per share (up to 50% of the target bonus) and the listing of the Company’s common stock on the Nasdaq Stock Market (up to 20% of the target bonus).

(c) A one-time grant of 25,000 performance based restricted stock units (RSU) under the Company’s Equity Incentive Plan. Each RSU converts to one share of common stock upon vesting. Vesting of the RSUs is subject to growth rate of the Company’s improvement of the Company’s annual diluted earnings per share (up to 70% of the target bonus) and the listing of the Company’s common stock on the Nasdaq Stock Market (up to 30% of the target bonus).

(d) A grant of 5,000 RSUs which will vest and convert to one share of common stock at the rate of 1,000 per year based on Mr. Koppelmann’s continued employment with the Company through December 31 of 2025 through 2029. If Mr. Koppelmann’s employment is terminated by the Company without cause or after a change of control of the Company or should Mr. Koppelmann terminate his employment for good reason any unvested RSUs will thereupon vest. If Mr. Koppelmann’s employment is terminated for cause or by Mr. Koppelmann without good reason the unvested RSUs will expire.

Mr. Koppelmann shall also be entitled to participate in all benefits available to the Company’s senior executive officers.

Brian Krogol

The Amended and Restated Employment Agreement provides for the following compensation:

(a) Base salary at the rate of $175,000 per year.

(b) An annual bonus pursuant to a Performance Based Cash Award Agreement with a target annual bonus of 100% of base salary based on the size of the Company’s credit facility (up to 20% of the target annual bonus), the interest rate on the credit facility (up to 10% of the target bonus), the improvement of the Company’s annual diluted earnings per share (up to 50% of the target bonus) and the listing of the Company’s common stock on the Nasdaq Stock Market (up to 20% of the target bonus).

(c) A one-time grant of 12,500 performance based restricted stock units (RSU) under the Company’s Equity Incentive Plan. Each RSU converts to one share of common stock upon vesting. Vesting of the RSUs is subject to growth rate of the Company’s improvement of the Company’s annual diluted earnings per share (up to 70% of the target bonus) and the listing of the Company’s common stock on the Nasdaq Stock Market (up to 30% of the target bonus).

(d) A grant of 5,000 RSUs which will vest and convert to one share of common stock at the rate of 1,000 per year based on Mr. Krogol continued employment with the Company through December 31 of 2025 through 2029. If Mr. Krogol’s employment is terminated by the Company without cause or after a change of control of the Company or should Mr. Krogol terminate his employment for good reason any unvested RSUs will thereupon vest. If Mr. Krogol’s employment is terminated for cause or by Mr. Krogol without good reason the unvested RSUs will expire.

Mr. Krogol shall also be entitled to participate in all benefits available to the Company’s senior executive officers.

The above summary of the amended and restated employment agreements and related agreements is not complete and is qualified by reference to the terms of the agreements, copies of which are filed as exhibits in this Report and incorporated herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated March 31, 2025 between Standard Premium Finance Holdings, Inc. and William Koppelmann.
10.2	Performance-Based Cash Award Agreement dated March 31, 2025 between Standard Premium Finance Holdings, Inc. and William Koppelmann.
10.3	Performance-Based Restricted Stock Unit Agreement dated March 31, 2025 between Standard Premium Finance Holdings, Inc. and William Koppelmann.
10.4	Restricted Stock Unit Agreement dated March 31, 2025 between Standard Premium Finance Holdings, Inc. and William Koppelmann.
10.5	Amended and Restated Employment Agreement dated March 31, 2025 between Standard Premium Finance Holdings, Inc. and Brian Krogol.
10.6	Performance-Based Cash Award Agreement dated March 31, 2025 between Standard Premium Finance Holdings, Inc. and Brian Krogol.
10.7	Performance-Based Restricted Stock Unit Agreement dated March 31, 2025 between Standard Premium Finance Holdings, Inc. and Brian Krogol.
10.8	Restricted Stock Unit Agreement dated March 31, 2025 between Standard Premium Finance Holdings, Inc. and Brian Krogol.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STANDARD PREMIUM FINANCE HOLDINGS, INC.

Dated: April 2, 3025	By:	/s/ William J. Koppelmann
William J. Koppelmann Chairman and Chief Executive Officer